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                                                                       Exhibit 8

The significant subsidiaries of New Skies Satellites, N.V. as of December 31, 2002 are:

Name                                            Location                            % ownership
----------------------------------------------- ---------------------------------   -------------------
New Skies Networks, Inc.                        Delaware, U.S.A                            100%
New Skies Satellites, Inc.                      Delaware, U.S.A                            100%
New Skies Satellites Asset Holding, Inc.        Delaware, U.S.A                            100%
New Skies Networks Pty Ltd.                     New South Wales, Australia                 100%
New Skies Networks (UK) Ltd.                    London, United Kingdom                     100%
New Skies Satellites (UK) Ltd.                  London, United Kingdom                     100%
New Skies Satellites MAR B.V.                   The Hague, The Netherlands                 100%
New Skies Satellites Kazakhstan B.V.            The Hague, The Netherlands                 100%
New Skies Satellites Singapore B.V.             The Hague, The Netherlands                 100%
New Skies Satellites India B.V.                 The Hague, The Netherlands                 100%
New Skies Satellites Brazil Ltda.               Sao Paulo, Brazil                          100%
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